Exhibit 4.3

Toreador Resources Corporation

INDENTURE

Dated as of               , 20

Subordinated Debt Securities

                               ,

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	2.06, 7.06
(b)(2)	7.06; 7.07
(c)	4.03, 7.06; 12.02
(d)	7.06
314(a)	4.03
(a)(4)	12.05
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(e)	12.05
(f)	N.A.
315(a)	2.03
(b)	2.03
(c)	2.03
(d)	2.03
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	12.16
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of this Indenture.

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ii

iii

INDENTURE, dated as of               , 20    , between Toreador Resources Corporation, a Delaware corporation, and                                           , as trustee (the “Trustee”).

The Company, as sole issuer, deems it necessary to issue from time to time for its lawful purposes subordinated debt securities (the “Securities”) evidencing its unsecured and subordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at such rate or pursuant to such formula, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE  1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                               Definitions.

“Additional Amounts” means, when used with respect to a Security of a series issued with the benefits provided by Section 4.05, as specified as contemplated by Section 2.02, all additional interest then owing pursuant to said Section 4.05 and the Board Resolution or indenture supplemental hereto under which such Security shall be issued.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)                                  with respect to a corporation, the Board of Directors of the corporation;

(2)                                  with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and

(3)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolutions” means a copy of resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, unless otherwise specified with respect to any Securities as contemplated by Section 2.02, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Clearstream” means Clearstream Banking, S.A., or its successor.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.15625 per share, of the Company.

“Company” means, when used with respect to Securities of any series, Toreador Resources Corporation, a Delaware corporation, and all respective successors thereto.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Debt” of the Company or any of its Subsidiaries means, without duplication, any indebtedness of the Company or any Subsidiary of the Company, whether or not contingent, in respect of:

(1)                                 borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)                                 indebtedness for borrowed money secured by any encumbrance existing on property owned by the Company or its Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such encumbrance;

(3)                                 the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement;

(4)                                 the principal amount of all obligations of the Company and its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock;

(5)                                 any lease of property by the Company or any of its Subsidiaries as lessee which is reflected on the Company’s or such Subsidiaries’ consolidated balance sheet as a Capitalized Lease Obligation, to the extent, in the case of items of indebtedness under clauses (1) through (5) above, that any such items would appear as a liability on the Company’s or such Subsidiaries’ consolidated balance sheet in accordance with GAAP; or

(6)                                 the liquidation preference of any Disqualified Stock of the Company or of any shares of preferred stock of any of its Subsidiaries.

Debt also includes, to the extent not otherwise included, any obligation by the Company and its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any of its Subsidiaries); it being understood that Debt shall be deemed to be incurred by the Company or any of its Subsidiaries whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Debt shall not include (a) Debt arising from agreements of the Company or any of its Subsidiaries providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.  In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form established in one or more indentures supplemental hereto or pursuant to Board Resolutions in accordance with Section 2.02 except that such Security shall not bear the Global Security Legend and shall not have any related schedule of exchanges of interests in the global security attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock”, when used with respect to Securities of any series, shall have the meaning given to such term in the Board Resolution or indenture supplemental hereto pursuant to which the Securities of that series shall be issued.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or its successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company in good faith.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

“Global Security” means a permanent global Security substantially in the form of established by one or more indentures supplemental hereto or pursuant to Board Resolutions in accordance with Section 2.02 that bears the Global Security Legend and that has a schedule of exchanges of interests in the Global Security attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Global Security Legend” means the legend set forth in Section 2.07(f), which is required to be placed on all Global Securities issued under this Indenture.

“Government Obligations” means securities which are (1) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Holder” means a Person in whose name a Security is registered.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term “incurrence” when used as a noun shall have a correlative meaning.

“Indenture” means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 2.02; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of

Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 2.02, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at maturity may be more or less than the principal face amount thereof at original issuance.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, interest payable after maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts, includes such Additional Amounts.

“Interest Payment Date” has the meaning set forth in the Securities.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Investment Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the principal investment officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 2.03, 8.04 or 13.05, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 2.03, 8.04 or 13.05, as applicable.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Outstanding”, when used with respect to Securities of a series, shall have the meaning ascribed thereto in Section 2.09.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, real estate investment trust, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Section 2.02.

“Record Date” has the meaning set forth in the Securities.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” has the meaning stated in the preamble to this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the preamble to this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Senior Indebtedness” means (1) the principal of and premium, if any, and unpaid interest on and additional amounts in respect of indebtedness for money borrowed, (2) purchase money and similar obligations, (3) obligations under capital leases, (4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others, (5) renewals, extensions and refundings of any such indebtedness, (6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings, and (7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Subsidiary” means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA.

“Trustee” means the Person named as the “Trustee” in the preamble to this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02                               Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Covenant Defeasance”	8.03
“DTC”	2.04
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Registrar”	2.04

Section 1.03                               Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04                               Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions; and

(7)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE  2

THE SECURITIES

Section 2.01                               Form, Dating and Denominations.

(a)                                 General.  The Securities of each series will be substantially in such forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to Board Resolutions in accordance with Section 2.02, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.  Each Security will be dated the date of its authentication.  Except as specified as contemplated by Section 2.02 in respect of Securities of any series, the Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Form of Trustee’s Certificate of Authentication.  Subject to Section 2.03, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        ,

as Trustee

By:
Authorized Signatory

(c)                                  Global Securities.  If Securities of or within a series are issued in global form, as specified as contemplated by Section 2.02, then, notwithstanding the provisions of paragraph (a) of this Section 2.01 and clause (9) of Section 2.02, any such Security shall represent such of the Outstanding Securities of that series as shall be specified therein and shall include the Global Securities Legend and a related schedule of exchanges of interests in the Global Securities attached thereto.  Securities issued in definitive form will not include such legend or schedule.  Each Global Security may provide that it shall represent the Outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

Section 2.02                               Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 2.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2), (3) and (14) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

(1)                                 the identity of the issuer;

(2)                                 the title of the Securities of the series (which shall distinguish the Securities of that series from all other series of Securities);

(3)                                 any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.07, 2.08, 2.11, 3.07 or 9.05);

(4)                                 the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series shall be payable;

(5)                                 the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6)                                 the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of the series shall be payable, Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange or conversion and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(7)                                 the period or periods within which, the price or prices at which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(8)                                 the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9)                                 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10)                          the identity of the Trustee, if other than                                           , and the identity of each Registrar and/or Paying Agent, if other than the Trustee;

(11)                          if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Indenture or the method by which such portion shall be determined;

(12)                          whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)                          provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(14)                          any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(15)                          whether any Securities of the series are to be issuable initially in temporary global form and the date as of which any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued, and whether any Securities of the series are to be issuable in permanent global form and, if so, whether owners of beneficial interests in any such permanent global Security may exchange such interests for Definitive Securities of that series of like tenor of any authorized form and denomination or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security and vice versa and if so, the circumstances under which any such exchange or transfer may occur, if other than in the manner provided in Section 2.07 and the identity of the Depositary;

(16)                          the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest and the extent to which, or the manner in which, any interest payable on a temporary global Security on an interest payment date will be paid;

(17)                          the applicability, if any, of Sections 8.02 and/or 8.03 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article 8;

(18)         if the Securities of that series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of that series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(19)         if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(20)         whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 4.05 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(21)         the obligation, if any, of the Company to permit the conversion of the Securities of that series into Capital Stock of the Company, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any requirements relative to hedging arrangements and reservation of shares for purposes of conversion and any other provision in addition to or in lieu of those set forth in this Indenture or any indenture supplemental hereto relative to such obligation);

(22)         if other than U.S. Dollars, the foreign currency in which payment of the principal of, premium (if any), interest and Additional Amounts (if any) on the Securities of that series shall be payable or in which such Securities shall be denominated and the particular provisions applicable thereto; and

(23)         any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 2.03) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of that series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of that series.

Section 2.03           Execution and Authentication.

Two Officers must sign the Securities of any series for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee will, upon receipt at any time or from time to time of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Securities of any series for original issue up to the aggregate principal amount set forth in such Authentication Order.  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

In authenticating Securities of any series, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA §§ 315(a) through 315(d)) shall be fully protected in relying upon,

(1)           an Opinion of Counsel stating that:

(i)            the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(ii)           the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(iii)          such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligation of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities; and

(2)           an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such Certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

Section 2.04           Registrar and Paying Agent.

The Company will maintain in each Place of Payment for Securities of any series an office or agency where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Securities of that series and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

The Company initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Securities.

Section 2.05           Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent for Securities of a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Amounts, if any, or interest on the Securities of that series, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.06           Holder Lists.

The Trustee in respect of Securities of a series will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities of that series and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar of such Securities, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such Securities and the Company shall otherwise comply with TIA § 312(a).

Section 2.07           Transfer and Exchange.

(a)           Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities will be exchanged by the Company for Definitive Securities if:

(1)           the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(2)           the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in subparagraph (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.07(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.07(b) or (c).

(b)           Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following paragraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i)            both:

(A)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii)           both:

(A)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (A) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.07(g).

(c)           Transfer or Exchange of Beneficial Interests for Definitive Securities.  If any holder of a beneficial interest in a Global Security is entitled to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security of the same series and of like tenor and principal amount of authorized form and denomination, as specified as contemplated by Section 2.02(15), then, upon satisfaction of the conditions set forth in Section 2.07(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.07(g), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.07(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d)           Transfer and Exchange of Definitive Securities for Beneficial Interests.  If at any time a Holder of a Definitive Security is entitled to exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security of the same series and of like tenor and principal amount of authorized form and denomination, as specified as contemplated by Section 2.02(15), then, upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the appropriate Global Securities.  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to this paragraph (d) at a time when a Global Security has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee will authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of the Definitive Security proposed to be so exchanged or transferred.

(e)           Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer of such Holder’s Definitive Securities to a Person who takes delivery thereof in the form of one or more Definitive Securities of the same series, of any authorized denominations and of like aggregate principal amount or the exchange of such Holder’s Definitive Securities for Definitive Securities of the same series, of any authorized denominations and of like aggregate principal amount.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  A Holder of Definitive Securities may transfer such Securities.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

(f)            Global Security Legend.  The following legend will appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of one or more indentures supplemental hereto or approved from time to time by or pursuant to Board Resolutions in accordance with Section 2.02 of this Indenture:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE

OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)           Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.12.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.03 or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.07, and 9.05 hereof).  The Registrar will not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(3)           All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4)           The Company will not be required:

(i)            to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.03 hereof and ending at the close of business on the day of selection;

(ii)           to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part;

(iii)          to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date; or

(iv)          to register the transfer of any Security which has been surrendered for repayment at option of Holder, except the portion, if any, of such Security not to be so repaid.

(5)           Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)           The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.03 hereof.

(7)           All orders and instructions required to be submitted to the Registrar or the Company pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08           Replacement Securities.

If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 2.09           Outstanding Securities.

The Securities “Outstanding” at any time are all the Securities authenticated by the Trustee except for:

(1)           Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)           Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)           Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8;

(4)           Securities which have been paid pursuant to Section 4.01 or 10.01 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5)           Securities converted into Capital Stock of the Company in accordance with or as contemplated by this Indenture, if the terms of such Securities provide for convertibility as contemplated by Section 2.02;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver, and for the purpose of making the calculations required by TIA § 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, (ii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security as contemplated by Section 2.02, and (iii) Securities owned by the Company or any other obligor upon the Securities or any

Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding to the extent provided in Section 2.10.

Section 2.10           Treasury Securities.

In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, waiver or consent, and for the purpose of making the calculations required by TIA § 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

Section 2.11           Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities.  Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Company consider appropriate for temporary Securities and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.12           Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Securities (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Securities to replace Securities that they have paid or that have been delivered to the Trustee for cancellation, except for replacement Securities for mutilated Securities pursuant to Section 2.08 hereof.

Section 2.13           Defaulted Interest.

If the Company defaults in a payment of interest on the Securities of any series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Securities of that series on a subsequent special record date, in each case at the rate provided in the Securities of that series and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of that series and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of Securities of that series a notice that states the special record date, the related payment date and the amount of such interest to be paid on such Securities.

ARTICLE  3

REDEMPTION AND PREPAYMENT

Section 3.01           Applicability of Article.

Securities of any series which are redeemable before their maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article.

Section 3.02           Notices to Trustee.

The election of the Company to redeem or purchase in an offer to purchase Securities of any series shall be evidenced by a Board Resolution.  The Company shall, at least 45 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities of that series to be redeemed by delivering to the Trustee an Officers’ Certificate setting forth:

(1)           the paragraph of the Securities and/or Section of this Indenture or any indenture supplemental hereto pursuant to which the redemption shall occur;

(2)           the redemption date, and if such redemption date is conditional, a description of the event upon which it is conditioned;

(3)           the principal amount of Securities of that series to be redeemed, plus accrued interest and Additional Amounts, if any, to the redemption date; and

(4)           the redemption price, including any make-whole amount or premium, if applicable.

Section 3.03           Selection of Securities to Be Redeemed.

If less than all of the Securities of any series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the particular Securities for redemption or purchase from the Outstanding Securities of that series not previously called for redemption, as follows:

(1)           if the Securities of that series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(2)           if the Securities of that series are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

In the event of partial redemption by lot, the particular Securities to be redeemed will be selected, unless otherwise provided in this Indenture, not less than 30 nor more than 60 days prior to the redemption date by the Trustee.

The Trustee will promptly notify the Company in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Securities and portions of Securities of any series selected will be in amounts equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof; provided, however, that if all of the Outstanding Securities of a Holder are to be redeemed or purchased, the entire amount of such Securities held by such Holder, even if not a multiple of the minimum authorized denomination for Securities of that series, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

Section 3.04           Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, unless a shorter period is specified by the terms of that series as contemplated by Section 2.02, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 of this Indenture.  Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

The notice will identify the Securities to be redeemed and will state:

(1)           the redemption date, and if such redemption date is conditional, a description of the event upon which it is conditioned;

(2)           the redemption price, including the accrued interest and Additional Amounts, if any, to the redemption date and any make-whole amount or premium, if applicable;

(3)           if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities of the same series and tenor in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

(4)           the name and address of the Paying Agent;

(5)           that Securities called for redemption must be surrendered to the Paying Agent at the Place of Payment to collect the redemption price or to convert (if applicable);

(6)           that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Securities and/or Section of this Indenture or any indenture supplemental hereto pursuant to which the Securities called for redemption are being redeemed;

(8)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

(9)           that the redemption is for a sinking fund, if applicable; and

(10)         if applicable, that a Holder of Securities who desires to convert Securities in connection with a redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (or such shorter period of time as is satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price therein specified.  A notice of redemption may be conditioned upon the happening of an event, provided such event is described in the redemption notice.

Section 3.06           Deposit of Redemption or Purchase Price.

On the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities are payable sufficient to pay the redemption or purchase price of and accrued interest and Additional Amounts, if any, on all Securities to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on, all Securities to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase.  If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date; provided, however, that except as otherwise provided with respect to Securities convertible into Capital Stock of the Company, installments of interest on Securities whose maturity is on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Dates according to the terms and provisions of Section 2.02.  If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.07           Securities Redeemed or Purchased in Part.

Upon surrender of a Security of a series that is redeemed or purchased in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Security of the same series of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unredeemed or unpurchased portion of the principal of the Security so surrendered.

Section 3.08           Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Securities, on or before 10:00 a.m. Eastern Time on the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date of such Securities, in immediately available funds.  Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Securities of that series called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment to the Trustee or Paying Agent of the above-described amount.  The Trustee or the Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would pay moneys deposited with it by the Company for the redemption of Securities.  Without the Trustee’s and the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Trustee and the Paying Agent from, and hold them harmless against, any loss, liability or expense owing out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee and the Paying Agent (including the fees and expenses of their agents and counsel) in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.

ARTICLE  4

COVENANTS

Section 4.01           Payment of Securities.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Securities of each series on the dates, in the currency or currency unit and in the manner provided in the terms of that series of Securities and this Indenture.  Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities of the applicable series to the extent lawful; the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02           Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for Securities of any series an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified with respect to Securities of any series as contemplated by Section 2.02, the Company hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office of the Trustee in the Borough of Manhattan in the City of New York as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03           Reports.

The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIA § 314(a).

Section 4.04           Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)           So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto.

Section 4.05           Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of that series Additional Amounts as may be specified as contemplated by Section 2.02.  Whenever in this Indenture there is mentioned the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of that series established pursuant to Section 2.02 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 2.02, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series.  If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series without withholding or deductions until otherwise advised.  The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officers’ Certificate furnished pursuant to this Section or in reliance on the Company’s not furnishing such an Officers’ Certificate.

Section 4.06           Corporate Existence.

Except as permitted by Article 5, the Company and its Subsidiaries shall do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that the existence of a Subsidiary may be terminated if the Board of Directors of the Company determines that it is in the best interests of the Company to do so.

ARTICLE  5

SUCCESSORS

Section 5.01           Merger, Consolidation, or Sale of Assets.

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)           either:

(i)            the Company is the surviving corporation; or

(ii)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)           immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists.

Section 5.02           Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor initially had been named as the Company herein.  Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the

Officers of the Company to the Trustee for authentication, and any Securities which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

When a successor assumes all the obligations of its predecessor under this Indenture and the Securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

ARTICLE  6

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

Each of the following is an “Event of Default” wherever used herein with respect to any particular series of Securities:

(1)           the Company does not pay the principal or any premium on any Security of that series when due and payable;

(2)           the Company does not pay interest on any Security of that series within 30 days after the applicable due date;

(3)           the Company or its Subsidiaries fail to deposit any sinking fund payment, when and as due by the terms of any Security of that series;

(4)           the Company fails to comply with the provisions of Section 4.03 and such failure continues uncured or unwaived for a period of 180 days after it receives a notice of Default stating the Company is in breach.  Either the Trustee or the Holders of more than 25% in aggregate principal amount of the Securities of that series then Outstanding may send the notice.

(5)           the Company or its Subsidiaries remain in breach of any other term of this Indenture (other than a term that has been included in this Indenture solely for the benefit of series of Securities other than that series) for 90 days after they receive a notice of Default stating they are in breach.  Either the Trustee or the Holders of more than 25% in aggregate principal amount of the Securities of that series then Outstanding may send the notice;

(6)           the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary:

(i)            commences a voluntary case;

(ii)           consents to the entry of an order for relief against it in an involuntary case;

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)          makes a general assignment for the benefit of its creditors; or

(v)           generally is not paying its debts as they become due;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;

(ii)           appoints a custodian of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii)          orders the liquidation of the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)           any other Event of Default provided with respect to Securities of that series as contemplated by Section 2.02.

Section 6.02           Acceleration.

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01, with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the principal amount (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of and accrued and unpaid interest, if any, on all of the Outstanding Securities will become due and payable immediately without further action or notice.  If any other Event of Default with respect to Securities of any series at the time Outstanding occurs and has not been cured, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series then Outstanding may declare the entire principal amount (or specified amount) of and accrued and unpaid interest, if any, on all of the Securities of that series to be due and immediately payable by written notice to the Company and the Trustee.  Upon any such declaration, such principal amount (or specified amount) of and accrued and unpaid interest, if any, on all of the Securities of that series shall become due and payable immediately.  The Holders of a majority in aggregate principal amount of the Securities of that series then Outstanding by written notice to the Trustee may on behalf of all of the Holders rescind and annul an acceleration and its consequences if the rescission or annulment would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing with respect to Securities of any series at the time Outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Security of that series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of any series by notice to the Trustee may on behalf of the Holders of all of the Securities of that series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest on, the Securities of that series (excluding in connection with an offer to purchase) or in respect of a covenant or provision of this Indenture which under Article 9 may not be modified or amended without the consent of the Holder of each Outstanding Security of the affected series; provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Securities of that series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration as provided in Section 6.02.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Holders of a majority in aggregate principal amount of the Securities of any series then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of that series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of that series or to the Holders of the Securities of any other series or that may involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

A Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of that series only if:

(1)           such Holder has given the Trustee written notice that an Event of Default has occurred and remains uncured;

(2)           the Holders of at least 25% of the aggregate principal amount of all Outstanding Securities of that series have made a written request that the Trustee take action because of the Default, and offered reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

(3)           the Trustee has not taken action for 60 days after receipt of the notice and offer of indemnity; and

(4)           the Holders of at least a majority in aggregate principal amount of all Outstanding Securities of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of any Security of any series may not use this Indenture to prejudice the rights of another Holder of a Security of that series or to obtain a preference or priority over another Holder of a Security of that series.

Section 6.07         Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of any Security to receive payment of principal, premium and Additional Amounts, if any, and interest on such Security, on or after the respective due dates expressed in such Security (excluding in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except with respect to amounts due and payable to the holders of Senior Indebtedness, to the extent required by Article 12.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1), (2) or (3) occurs and is continuing with respect to the Securities of any series, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (including any sinking fund payment), premium and Additional Amounts, if any, and interest remaining unpaid on the Securities of that series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of any series allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities of that series, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Securities of that series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities of that series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Securities of that series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 6.10         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium and Additional Amounts, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities of any series.

ARTICLE  7

TRUSTEE

Section 7.01         Duties of Trustee.

(a)           If an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02         Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document (whether original or facsimile) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care unless the Trustee was negligent in acting through its attorneys and agents.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04         Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee will mail to Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs, unless such default shall have been cured or waived.  Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Amounts, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of that series.

Section 7.06         Reports by Trustee to Holders of the Securities.

(a)           Within 120 days after the end of each fiscal year beginning with the end of the fiscal year following the date of this Indenture, and for so long as Securities of any series remain Outstanding, the Trustee will mail to all Holders of the Securities of that series a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Securities will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which such Securities are listed in accordance with TIA § 313(d).  The

Company will promptly notify the Trustee when the Securities of any series are listed on any stock exchange.

Section 7.07         Compensation and Indemnity.

(a)           The Company will pay to the Trustee from time to time reasonable compensation as agreed upon between the Trustee and the Company for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon written request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services (including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), except any such disbursement, advances and expenses as shall be determined to have been caused by the Trustee’s own negligence, bad faith or willful misconduct.

(b)           The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith, or willful misconduct.  The Trustee will notify the Company in writing promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder.  The Company will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

(c)           The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)           To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of any series.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08         Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign with respect to the Securities of one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then Outstanding Securities of any series may remove the Trustee with respect to the Securities of that series by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns, is removed, is incapable of acting or if a vacancy exists in the office of Trustee for any reason with respect to the Securities of one or more series, the Company, by Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series.  Within one year after the successor Trustee or Trustees with respect to the Securities of any series takes office, the Holders of a majority in aggregate principal amount of the then Outstanding Securities of that series may appoint a successor Trustee with respect to the Securities of that series to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then Outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of that series.

(e)           If the Trustee, after written request by any Holder of Securities of any series who has been a Holder of Securities of that series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to Securities of that series.

(f)            In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture without any further act, deed or conveyance.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

(g)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article 9 hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(h)           Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (f) and (g) of this Section, as the case may be.

(i)            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 7.10         Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11         Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA §  311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE  8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                            Applicability of Article; Option to Effect Legal Defeasance or Covenant Defeasance.

If, pursuant to Section 2.02, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 8.02 or (b) covenant defeasance of the Securities of or within a series under Section 8.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 2.02 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 8.02 (if applicable) or Section 8.03 (if applicable) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Article.

Section 8.02         Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Outstanding Securities of or within a series, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all such Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by such Outstanding Securities, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of such Outstanding Securities to receive payments in respect of the principal of, or interest or premium and Additional Amounts, if any, on such Securities when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Company’s obligations with respect to such Securities under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Outstanding Securities of or within a series, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of its obligations under the covenants contained in Sections 4.03, 4.04, 5.01(3) and, if specified as contemplated by Section 2.02, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Securities will thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Outstanding Securities of or within a series, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(4), 6.01(5), insofar as it relates to the obligations under the covenants from which the Company has been released, and 6.01(6) hereof will not constitute Events of Default in respect of such Securities..

Section 8.04         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to any Outstanding Securities of or within a series:

(1)           the Company irrevocably deposits with the Trustee for the Securities of that series, in trust, for the benefit of the Holders, money in such currency or currencies, or currency unit or currency units, in which such Security is then specified as payable at maturity, non-callable Government Obligations applicable to such Securities (determined on the basis of the currency or currencies, or currency unit or currency units, in which such Securities are then specified as payable at maturity), or any combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (including any sinking fund payment or analogous payments applicable to such Outstanding Securities), premium and Additional Amounts, if any, and interest on such Outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)           in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee for the Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that:

(i)            the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling; or

(ii)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company must deliver to such Trustee for Securities of that series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred in respect of Securities of that series and be continuing on the date of such deposit (other than a Default or Event of Default in respect of that series resulting from the borrowing of funds to be applied to such deposit);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture in respect of Securities of that series) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Company must deliver to the Trustee for Securities of that series an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)           the Company must deliver to the Trustee for Securities of that series an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with; and

(8)           notwithstanding any other provisions of this Section, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.02.

Section 8.05                            Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money, Government Obligations or other property as may be provided pursuant to Section 2.02 (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of any Outstanding Securities of any series will be held in trust and applied by such Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as such Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Additional Amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify such Trustee against any tax, fee or other charge imposed on or assessed against the money or non-callable Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Notwithstanding anything in this Article 8 to the contrary, such Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to such Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Amounts, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or Additional Amounts, if any, or interest has become due and payable shall be paid to the

Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07         Reinstatement.

(a)           If the Trustee or Paying Agent is unable to apply any money or non-callable Government Obligations deposited in respect of Securities of or within a series in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that unless otherwise provided in the Board Resolution or indenture supplemental hereto pursuant to which such Securities shall have been issued, the principles set forth in paragraphs (b) and (c) of this Section 8.07 shall apply following such reinstatement; provided further, however, that if the Company makes any payment of principal of, premium or Additional Amounts, if any, or interest on any Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

(b)           If the Company’s obligations under this Indenture are reinstated as provided in Section 8.07(a), such reinstatement shall be deemed to have occurred as of the date of the deposit of money or non-callable Government Obligations with the Trustee or the Paying Agent as provided in Section 8.02 or 8.03 except that no Default will be deemed to have occurred solely by reason of a breach while any such obligation was suspended.

(c)           Neither (1) the continued existence following the reinstatement of the foregoing obligations of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing obligations were suspended nor (2) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing obligations, shall constitute a breach of any such obligations or cause a Default or Event of Default in respect thereof; provided, however, that (A) the Company and its Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing obligations and (B) the Company and its Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement.  For purposes of clause (2) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing obligations that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a “material” amendment or modification.  For purposes of clauses (A) and (B) above, anticipation and reasonable belief may be determined by the Company and shall be conclusively evidenced by a Board Resolution to such effect.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Securities.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder of a Security:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)           to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4)           to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of that series) or to surrender any right or power herein conferred upon the Company;

(5)           to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of that series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

(6)           to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(7)           to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02, including the provisions and procedures relating to Securities convertible into Capital Stock of the Company;

(8)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(9)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 8.02, 8.03 and 10.01, provided that any such action shall not adversely affect the interests of the Holders of Securities of that series or any other series of Securities in any material respect;

(10)         to secure the Securities;

(11)         to subordinate the indebtedness evidenced by the Securities to any indebtedness of the Company other than the Senior Indebtedness;

(12)         to make any other change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; or

(13)         to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.02         With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities affected by such amendment or supplemental indenture voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Amounts, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities may be waived generally or in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities affected thereby voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities).

However, without the consent of the Holder of each Outstanding Security affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(1)           reduce the principal amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

(2)           change the stated maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, or adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), in each case other than the amendment or waiver in accordance with the terms of this Indenture of any covenant or related definition included pursuant to Section 2.02 that provides for an offer to repurchase any Securities of a series upon a sale of assets or change of control transaction;

(3)           waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Amounts, if any, on the Securities of any series (except a rescission of acceleration of the Securities of that series by the Holders of at least a majority in aggregate principal amount of the Securities of that series then Outstanding and a waiver of the payment Default that resulted from such acceleration);

(4)           make any Security payable in a currency or currencies or currency unit or currency units other than that stated in the Securities;

(5)           make any change in Section 6.04 or 6.07 hereof relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium or Additional Amounts, if any, on the Securities;

(6)           impair the rights of Holders to convert their Securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of this Indenture; or

(7)           make any change in the amendment and waiver provisions set forth in clauses (1) through (6) of this Section 9.02.

Section 2.09 hereof shall determine which Securities are considered to be “Outstanding” for purposes of this Section 9.02.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of Holders of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of that series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It is not necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03         Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05         Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Outstanding Security thereafter authenticated.  The Company in exchange for all Outstanding Securities of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of that series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security of that series will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments, etc.

Upon the request of the Company accompanied by Board Resolutions authorizing the execution of any amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of an amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to

Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01       Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to any series of Securities issued hereunder (except as to any surviving rights of registration of transfer or exchange of Securities of that series herein expressly provided for and the right to receive Additional Amounts), when:

(1)           either:

(A)          all Securities of that series that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B)           all Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee for Securities of that series as trust funds in trust solely for the benefit of the Holders, money in such currency or currencies, or currency unit or currency units, in which such Securities are then specified as payable at maturity, non-callable Government Obligations applicable to such Securities (determined on the basis of the currency or currencies, or currency unit or currency units, in which such Securities are then specified as payable at maturity), or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)           no Default or Event of Default with respect to the Securities of that series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3)           the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities of that series; and

(4)           the Company has delivered irrevocable instructions to the Trustee for Securities of that series, to apply the money on deposit in the trust referred to in subclause (B) of clause (1) above toward the payment of such Securities at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for Securities of that series stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture in respect of Securities of a series, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Section 10.02 and Section 8.06 will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02       Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee in respect of any Securities pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Additional Amounts for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law and Section 2.05.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 10.01 in respect of any Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 and the provisions of Section 8.07 shall apply to the extent provided therein.

ARTICLE 11

SUBORDINATION OF SECURITIES

Section 11.01       Securities Subordinated to Senior Indebtedness.

The Company covenants and agrees, and each Holder of Securities of any series, by his or her acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities of any series shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

In the event (a) of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company which complies with the requirements of Article 5, or (b) that a default shall have occurred and be continuing with respect to the payment of principal of (and premium, if any), interest, if any, on, or Additional Amounts, if any, payable in respect of any Senior Indebtedness, or (c) that the principal of the Securities of any series (or in the case of Original Issue Discount Securities or Indexed Securities, the portion of the principal amount thereof referred to in Section 6.02) shall have been declared due and payable pursuant to Section 6.02 and such declaration shall not have been rescinded and annulled as provided in Section 6.02, then:

(1)           in a circumstance described in the foregoing clause (a) or (b) the holders of all Senior Indebtedness, and in the circumstance described in the foregoing clause (c) the holders of all Senior Indebtedness outstanding at the time the principal of such Securities (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount) shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal (and premium, if any), interest, if any, and additional amounts, if any, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Securities of any series are entitled to receive any payment on account of the principal (and premium, if any), interest, if any, and Additional Amounts, if any, in respect of the indebtedness evidenced by such Securities;

(2)           any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 11 with respect to the Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of any of the Securities of any series would be entitled except for the provisions of this Article 11 shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of any of the Securities of any series under this Indenture; and

(3)           in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 11 with respect to the Securities of any series, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), shall be received by the Holders of any of the Securities of any series before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

Section 11.02       When Distribution Must Be Paid Over.

If a distribution is made to Holders that because of this Article 11 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company until paid over to them in accordance with Section 11.01(3).

Section 11.03       Subrogation.

Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Securities of any series is in the circumstances subordinated as provided in Section 11.01, the Holders of the Securities of any series shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on such Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders of the Securities of any series, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article 11 which otherwise would have been made to the Holders of the Securities of any series shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 11.04       Obligation of the Company Unconditional.

Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities of any series is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities of any series, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities of any series the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, in respect of such Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities of any series and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Securities of any series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of the Securities of any series shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities of any series, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.05       Payments on Securities Permitted.

Nothing contained in this Article 11 or elsewhere in this Indenture, or in any of the Securities of any series, shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, in respect of the Securities of any series in accordance with the provisions hereof and thereof, except as otherwise provided in this Article 11.

Section 11.06       Effectuation of Subordination by Trustee.

Each Holder of the Securities of any series, by his acceptance thereof, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 11.07       Knowledge of Trustee.

Notwithstanding the provisions of this Article 11 or any other provisions of this Indenture, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company, any Holder of Securities of any series, any paying or conversion agent of the Company or the holder or representative of any class of Senior Indebtedness; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.07 at least three Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on, or Additional Amounts in respect of, any Security) then, anything herein contained to the contrary notwithstanding, the Trustee shall have all power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

Section 11.08       Trustee May Hold Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in TIA § 313 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall subordinate any claims of, or payments to, the Trustee (under or pursuant to Section 7.07) to Senior Indebtedness.

Section 11.09       Rights of Holders of Senior Indebtedness Not Impaired.

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

ARTICLE 12

MISCELLANEOUS

Section 12.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 12.02       Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

c/o Toreador Holding SAS

9 rue Scribe

75009 Paris, France

Telecopier No.:  33 (0) 1 47 03 33 71

Attention: Chief Executive Officer

With a copy to:

Willkie Farr & Gallagher LLP

21-23 rue de la Ville l’Evêque

75008 Paris, France

Telecopier No.:  33 (0) 1 40 06 9606

Attention:  Laurent Faugérolas

If to the Trustee:

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03       Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished unless specifically required.

Section 12.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee or stockholder of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or any of its Subsidiaries under the Securities or this Indenture based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Securities.

Section 12.08       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10       Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11       Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14       Benefits of Indenture.

Nothing in this Indenture or the Securities express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or an legal or equitable right, remedy or claim under this Indenture.

Section 12.15       Legal Holidays.

In any case where any Interest Payment Date, redemption date, purchase date or stated maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of such Security (other than a provision of such Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, redemption date or purchase date, or at the stated maturity.

Section 12.16       Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any reasonable manner which the Trustee deems sufficient.

(c)           The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)           If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Registrar, any Paying Agent, any authenticating agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SIGNATURES

Dated as of , 20

Toreador Resources Corporation

By:
Name:
Title:

TRUSTEE:

By:
Name:
Title: